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                                                                  EXHIBIT - 10.2


                       CONSENT TO ASSIGNMENT AND AMENDMENT


THIS CONSENT TO ASSIGNMENT AND AMENDMENT (this "Amendment") is made and entered into as of 2nd day of February, 2003, by and between MOSSIMO, INC., a Delaware corporation with offices located at 2016 Broadway, Santa Monica, CA 90404 ("Licensor"), TARGET STORES, a division of Target Corporation, a Minnesota corporation with offices located at 1000 Nicollet Mall, Minneapolis, MN 55403 ("ASSIGNOR") and TARGET BRANDS, INC., a Minnesota corporation with offices located at 1000 Nicollet Mall, Minneapolis, MN 55403, and a wholly owned subsidiary of Assignor ("ASSIGNEE").

WHEREAS, Assignor and Licensor entered into that certain License Agreement dated as of March 28, 2000, and amended on February 1, 2002 (as amended, the "Agreement");

WHEREAS, Assignor desires to assign, transfer and set over to TBI all of its right, title and interest in and to the Agreement;

WHEREAS, Assignor desires that Licensor consent to the assignment of the Agreement (the "Assignment"), and Licensor is willing to consent to the Assignment, on the terms and subject to the conditions set forth herein; and

WHEREAS, the parties desire to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used and not defined herein shall have the same meaning as in the Agreement.

2. ASSIGNMENT. Contingent upon Licensor granting its consent, Assignor is, pursuant to a separate document between Assignee and Assignor, assigning, transferring and setting over to Assignee all of its right, title and interest in and to the Agreement; provided, however, that Assignor shall remain liable for all of its and Assignee's obligations thereunder.

3. CONSENT TO ASSIGNMENT. Licensor hereby consents to the foregoing Assignment of the Agreement to Assignee.

4. AMENDMENT. The parties hereby amend the Agreement to provide as follows:

         4.1 Assignee shall have the right to grant sublicenses under the Agreement to its parent corporation or to any parent corporation, division or wholly owned subsidiary of Assignee's parent corporation.


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         4.2      A new Section 5.5 shall be added to the Agreement, such
                  Section to read as follows:

         "Licensee shall reimburse Licensor for half of the travel and travel related expenses incurred by Licensor in traveling to Minneapolis to perform the Services. All such travel expenses must comply with Licensee's corporate employee travel guidelines, which include, among other things, coach class airfare and standard hotel accommodations at Licensee-preferred hotels for certain levels of employees and a specified per diem for food. Licensee may, in its sole discretion, decline to reimburse Licensor for the amount of any such expenses which exceed Licensee's guidelines and have not otherwise been approved in writing in advance by Licensor. Licensor shall submit expenses and such supporting documentation as Licensee may reasonably request no more often than quarterly. Expenses which comply with the foregoing will be paid within forty-five (45) days of receipt of such materials."

5. RENEWAL. Assignee and Assignor hereby confirm that the Agreement shall renew on the same terms and conditions, except as amended as expressly set forth herein, for two (2) additional Contract Years (as such term is defined in the Agreement), specifically, the Extended Term shall commence on February 1, 2004 and continue through January 31, 2006.

6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to its choice of law principles.

7. COUNTERPARTS. This Amendment may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement.

8. FULL FORCE AND EFFECT. Except as expressly amended herein, all of the terms and conditions contained in the Agreement shall remain in full force and effect.


TARGET CORPORATION                              MOSSIMO, INC.

By: /s/ Patricia Adams                          By: /s/ Mossimo Giannulli
    ---------------------------------               ----------------------------
    Patricia Adams                                  Mossimo G. Giannulli
    Sr. Vice President                              Chief Executive Officer
    ---------------------------------               ----------------------------



TARGET BRANDS, INC.

By: /s/ Erica Street
    ---------------------------------
    Erica C. Street
    President